Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 95 to the Registration Statement on Form N-1A of our reports dated January 19, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of T. Rowe Price Balanced Fund, Inc., T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price Blue Chip Growth Fund- Advisor Class, T. Rowe Price Capital Appreciation Fund, T. Rowe Price Capital Opportunity Fund, Inc., T. Rowe Price Developing Technologies Fund, Inc., T. Rowe Price Diversified Small-Cap Growth Fund, Inc., T. Rowe Price Dividend Growth Fund, Inc.,
T. Rowe Price Equity Income Fund, T. Rowe Price Equity Income Fund- Advisor Class, T. Rowe Price Financial Services Fund, Inc., T. Rowe Price Global Technology Fund, Inc., T. Rowe Price Growth & Income Fund, Inc., T. Rowe Price Growth Stock Fund, Inc., T. Rowe Price Health Sciences Fund, Inc.,
T. Rowe Price Equity Index 500 Fund, T. Rowe Price Extended Equity Market Index Fund, T. Rowe Price Total Equity Market Index Fund, T. Rowe Price Media & Telecommunications Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, Inc., T. Rowe Price Mid-Cap Growth Fund- Advisor Class, T. Rowe Price Mid-Cap Value Fund, Inc., T. Rowe Price New America Growth Fund, T. Rowe Price New Era Fund, Inc., T. Rowe Price New Horizons Fund, Inc., T. Rowe Price Real Estate Fund, Inc., T. Rowe Price Science & Technology Fund, Inc., T. Rowe Price Science & Technology Fund- Advisor Class, T. Rowe Price Small-Cap Stock Fund, Inc., T. Rowe Price Small-Cap Stock Fund-Advisor Class, T. Rowe Price Small-Cap Value Fund, Inc., T, Rowe Price Small-Cap Value Fund- Advisor Class, T. Rowe Price Value Fund, Inc., T. Rowe Price Value Fund- Advisor Class, Institutional Large-Cap Value Fund, Institutional Small-Cap Stock Fund and Institutional Mid-Cap Equity Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
December 7, 2001